Exhibit 99.1

PRESS RELEASE

AbbVie Reports First-Quarter 2016 Financial Results

•    Reports First-Quarter Adjusted Diluted EPS of $1.15, Up 22.3 Percent; GAAP Diluted EPS of $0.83

•    Delivers First-Quarter Net Revenues of $5.96 Billion, an Increase of 22.4 Percent Over First-Quarter 2015 on an Operational Basis; Reported Net Revenues Increased 18.2 Percent

•    Delivers Adjusted Operating Margin Expansion to 43.1 Percent of Net Revenues; Adjusted Gross Margin of 81.3 Percent of Net Revenues

•    HUMIRA Delivered 19.2 Percent Global Operational Sales Growth; Reported Global HUMIRA Sales Increased 14.9 Percent

•    First-Quarter Global IMBRUVICA Net Revenue was $381 Million; First-Quarter Global VIEKIRA Sales were $414 Million

•    Continues to Enhance Oncology Presence with Strategic Acquisition of Stemcentrx, Creating a Compelling Solid Tumor Platform and Adding a Late-Stage Asset, Rova T, with Multi-Billion Dollar Revenue Potential (See Separate News Release Issued Today)

•    Updates 2016 Adjusted Diluted EPS Guidance Range to $4.62 to $4.82, Including Impact from Stemcentrx Acquisition; Reflects Growth of 10 Percent at the Midpoint

•    Company R&D Day to be held in Chicago on June 3, 2016

NORTH CHICAGO, Ill., April 28, 2016 – AbbVie (NYSE:ABBV) announced financial results for the first quarter ended March 31, 2016.

“AbbVie delivered strong first-quarter results, including significant revenue and EPS growth, and margin expansion,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “In addition to our strong financial performance, we also continue to advance several strategic priorities, including the addition of two highly compelling late-stage pipeline assets through the Stemcentrx acquisition and BI collaboration. We also secured two important approvals with the expansion of the IMBRUVICA label into first-line CLL and the recent approval of Venclexta. We expect 2016 to be a year of top-tier financial performance for AbbVie and we’re off to an exceptional start.”

First-Quarter Results

•    Worldwide net revenues were $5.96 billion in the first quarter, up 18.2 percent. On an operational basis, net revenues increased 22.4 percent, excluding a 4.2 percent unfavorable impact from foreign exchange rate fluctuations.

First-Quarter Results (continued)

•    Global HUMIRA sales increased 19.2 percent on an operational basis, excluding the impact of foreign exchange. Reported HUMIRA sales increased 14.9 percent. Strong U.S. HUMIRA growth was driven by continued momentum across all three major market categories - rheumatology, dermatology and gastroenterology. International HUMIRA sales growth was also strong in the first quarter and ahead of our guidance.

•    First quarter global IMBRUVICA net revenue was $381 million, with U.S. sales of $325 million and international profit sharing of $56 million for the quarter.

•    Total company revenue growth was also driven by $414 million in global VIEKIRA sales in the quarter, as well as strong operational growth from Duodopa and Creon.

•    Adjusted gross margin ratio in the first quarter was 81.3 percent, excluding intangible asset amortization and other specified items. On a GAAP basis, the gross margin ratio was 77.0 percent.

•    Adjusted selling, general and administrative (SG&A) expense was 22.6 percent of net revenues in the first quarter. On a GAAP basis, SG&A was 22.7 percent of net revenues.

•    Adjusted research and development (R&D) expense was 15.6 percent of net revenues in the quarter, reflecting funding actions supporting all stages of our pipeline. On a GAAP basis, R&D was 15.9 percent.

•    Adjusted operating margin in the first quarter was 43.1 percent, compared to 40.1 percent in first-quarter 2015. On a GAAP basis, the operating margin was 38.2 percent.

•    Net interest expense was $200 million. The adjusted tax rate in the quarter was 20.7 percent and 23.7 percent on a GAAP basis.

•    Adjusted diluted earnings per share, excluding intangible asset amortization expense and other specified items, were $1.15 in the first quarter, up 22.3 percent. Diluted earnings per share were $0.83 on a GAAP basis, including a $298 million foreign exchange loss related to a devaluation of AbbVie’s net monetary assets denominated in the Venezuelan bolivar.

Key Events from the First Quarter

•    The U.S. Food and Drug Administration (FDA) approved IMBRUVICA® (ibrutinib) as a first-line therapy for the treatment of chronic lymphocytic leukemia (CLL). This approval was based on data from the Phase 3 RESONATE™-2 trial, which found that treatment with IMBRUVICA significantly decreased the risk of progression or death (progression-free survival, PFS) versus chlorambucil. Following the approval, the National Comprehensive Cancer Network (NCCN) updated its treatment guidelines, granting IMBRUVICA a category 1 recommendation for certain CLL patients, which is the highest recommendation assigned by the organization. The NCCN treatment guidelines influence prescribing and reimbursement practices in many institutions in the U.S. and internationally.  IMBRUVICA is also currently under regulatory review by the European Medicines Agency (EMA) as a first-line therapy option for CLL patients.

Key Events from the First Quarter (continued)

•    On April 11, AbbVie received accelerated FDA approval of Venclexta™ (venetoclax) for patients with relapsed/refractory (R/R) CLL with chromosome 17p deletion, a condition which is typically associated with a poor prognosis, and found in up to 30 to 50 percent of these previously-treated patients. The approval is based on results from a Phase 2, open-label trial, which found that treatment with Venclexta demonstrated an 80 percent overall response rate (ORR) as monotherapy treatment, including patients that achieved complete remission. This indication is currently under review by the EMA, which validated AbbVie’s Marketing Authorization Application earlier this year. The FDA also previously granted Breakthrough Therapy designations for venetoclax combination therapy with rituximab for patients with R/R CLL and in combination with hypomethylating agents (HMAs) in patients with untreated (treatment-naïve) acute myeloid leukemia (AML) who are ineligible to receive standard induction therapy (high-dose chemotherapy).

•    AbbVie and Boehringer Ingelheim announced a global collaboration to develop and commercialize risankizumab (BI 655066), an anti-IL-23 monoclonal biologic antibody in Phase 3 development for psoriasis. AbbVie and Boehringer Ingelheim also are evaluating the potential of this biologic therapy in Crohn’s disease, psoriatic arthritis and asthma. In addition to the anti-IL-23 antibody, AbbVie gained rights to an anti-CD-40 antibody, BI 655064, currently in Phase 1 development.

•    AbbVie presented new data from its investigational chronic hepatitis C virus (HCV) infection development program for ABT-493 and ABT-530, a once-daily, ribavirin (RBV)-free, pan-genotypic regimen at The International Liver Congress™ (EASL). Results from the SURVEYOR-1 and 2 studies found that with eight weeks of treatment, 97-98 percent of genotype 1-3 (GT1-3) HCV infected patients without cirrhosis treated with the regimen achieved sustained virologic response at 12 weeks post-treatment (SVR12). Additionally, 100 percent of genotype 4-6 (GT4-6) patients without cirrhosis achieved SVR12 with 12 weeks of treatment. SURVEYOR-2 further demonstrated that GT3 patients with compensated cirrhosis (Child-Pugh A), historically considered difficult-to-treat, achieved 100 percent SVR12 with 12 weeks of treatment. Additionally, results from the MAGELLAN-1 study demonstrated that SVR12 was achieved in 95 percent of patients with and without RBV in a modified intent-to-treat analysis, excluding patients who did not achieve SVR for reasons other than virologic failure. Further results from AbbVie’s investigational HCV development program will be presented later in the year and the company anticipates commercialization of the next-generation combination in 2017.

•    AbbVie and Neurocrine Biosciences, Inc. announced positive top-line results from the second of two replicate pivotal Phase 3 clinical trials evaluating the efficacy and safety of elagolix in premenopausal women who suffer pain from endometriosis. Study results demonstrated that after six months of continuous treatment, both doses of elagolix (150 mg once daily and 200 mg twice daily) met the study’s co-primary endpoints. Elagolix reduced scores of menstrual pain (dysmenorrhea, DYS) and non-menstrual pelvic pain (NMPP) associated with endometriosis, at month three and month six, as measured by the Daily Assessment of Endometriosis Pain scale. Responder rates for the co-primary endpoints from this second Phase 3 pivotal study are consistent with results from the first Phase 3 pivotal study. The companies also announced the initiation of Phase 3 trials of elagolix for the management of uterine fibroids in the quarter.

Key Events from the First Quarter (continued)

•    AbbVie announced that it received CHMP positive opinion for HUMIRA® (adalimumab) for the treatment of pediatric patients aged six years or older, with moderate to severe active Crohn’s disease. HUMIRA is currently approved in the European Union (EU) for pediatric patients with severe active Crohn’s disease. If the variation to the current marketing authorization for HUMIRA in these patients is approved, it will validate the expanded label in all 28 member states of the EU, as well as Iceland, Liechtenstein and Norway.

Full-Year 2016 Outlook

AbbVie is updating its diluted earnings-per-share guidance to include the impact of the Stemcentrx acquisition, which is expected to be $0.20 dilutive in 2016. As a result, AbbVie now expects diluted earnings-per-share of $4.62 to $4.82 on an adjusted basis for the full-year 2016, representing 10 percent growth versus 2015 at the midpoint. The company’s 2016 adjusted diluted earnings-per-share guidance excludes $0.75 per share of intangible asset amortization expense, the impact of the Venezuelan currency devaluation, and other specified items.  Including these items, AbbVie’s diluted earnings-per-share guidance is $3.87 to $4.07 on a GAAP basis.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. Together with its wholly-owned subsidiary, Pharmacyclics, AbbVie employs more than 28,000 people worldwide and markets medicines in more than 170 countries. For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com. Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our first-quarter performance. The call will be webcast through AbbVie’s Investor Relations Web site at www.abbvieinvestor.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2015 and 2016 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2016 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media: Adelle Infante (847) 938-8745	Investors: Larry Peepo (847) 935-6722 Liz Shea (847) 935-2211

AbbVie Inc.

Key Product Revenues

Quarter Ended March 31, 2016

(Unaudited)

				% Change vs. 1Q15

	Net Revenues (in millions)				International		Total

	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

TOTAL NET REVENUES	$3,494	$2,464	$5,958	31.9%	11.9%	3.1%	22.4%	18.2%

Humira	2,195	1,382	3,577	31.9	4.6	(4.6)	19.2	14.9

Imbruvica	325	56[a]	381	n/m	n/m	n/m	n/m	n/m

Viekira	125	289	414	(9.3)	n/m	n/m	86.9	79.2

Lupron	151	39	190	1.1	3.5	(7.5)	1.6	(0.8)

Synagis	--	319	319	n/a	2.1	(4.6)	2.1	(4.6)

Synthroid	182	--	182	(2.4)	n/a	n/a	(2.4)	(2.4)

Creon	150	--	150	18.2	n/a	n/a	18.2	18.2

AndroGel	156	--	156	1.9	n/a	n/a	1.9	1.9

Kaletra	33	100	133	(19.7)	(18.7)	(27.9)	(19.0)	(26.1)

Sevoflurane	17	94	111	(1.4)	(6.1)	(13.5)	(5.5)	(11.8)

Duodopa	7	61	68	n/m	23.6	16.6	36.7	29.8

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

n/m = not meaningful

a Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.

Consolidated Statements of Earnings

Quarter Ended March 31, 2016 and 2015

(Unaudited) (In millions, except per share data)

	First Quarter Ended March 31
	2016	2015

Net revenues	$5,958	$5,040

Cost of products sold	1,369	942
Selling, general and administrative	1,355	1,473
Research and development	946	811
Acquired in-process research and development	10	127
Total operating cost and expenses	3,680	3,353

Operating earnings	2,278	1,687

Interest expense, net	200	126
Net foreign exchange loss	302	164
Other expense, net	-	1
Earnings before income tax expense	1,776	1,396
Income tax expense	422	374
Net earnings	$1,354	$1,022

Diluted earnings per share	$0.83	$0.63
Diluted earnings per share, excluding specified items[a]	$1.15	$0.94

Weighted-average diluted shares outstanding	1,625	1,608

a Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended March 31, 2016

(Unaudited) (In millions, except per share data)

1.                    Specified items impacted results as follows:

	1Q16
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,776	$1,354	$0.83
Adjusted for specified items:
Intangible asset amortization	165	133	0.08
Pharmacyclics acquisition related costs	57	35	0.02
Foreign exchange loss	298	298	0.18
Other	67	54	0.04
As adjusted (non-GAAP)	$2,363	$1,874	$1.15

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Pharmacyclics acquisition related costs reflect the amortization of the acquisition date fair value step-up for inventory as well as integration and other costs related to the acquisition of Pharmacyclics. The foreign exchange loss relates to a devaluation of AbbVie’s net monetary assets denominated in the Venezuelan bolivar. Other is primarily associated with the impairment of an intangible asset and a milestone payment for a previously announced collaboration.

2.              The impact of the specified items by line item was as follows:

	1Q16

	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange loss
As reported (GAAP)	$1,369	$1,355	$946	$10	$302

Adjusted for specified items:

Intangible asset amortization	(165)	--	--	--	--
Pharmacyclics acquisition related costs	(45)	(4)	(8)	--	--
Venezuela devaluation loss	--	--	--	--	(298)
Other	(44)	(4)	(9)	(10)	--
As adjusted (non-GAAP)	$1,115	$1,347	929	--	4

3.                    The adjusted tax rate for the first quarter of 2016 was 20.7 percent, as detailed below:

	1Q16
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$1,776	$422	23.7%
Specified items	587	67	11.4%
As adjusted (non-GAAP)	$2,363	$489	20.7%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended March 31, 2015

(Unaudited) (In millions, except per share data)

1.              Specified items impacted results as follows:

	1Q15
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,396	$1,022	$0.63

Adjusted for specified items:
Intangible asset amortization	68	52	0.03
Separation costs	104	89	0.05
Acquired IPR&D	127	127	0.08
Shire termination	170	170	0.11
Other	95	63	0.04
As adjusted (non-GAAP)	$1,960	$1,523	$0.94

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D primarily reflects the C2N collaboration.  Shire termination reflects the completed liquidation of remaining foreign currency positions related to the terminated Shire transaction.  Other is primarily associated with restructuring activities and interest expense for the Pharmacyclics acquisition.

2.              The impact of the specified items by line item was as follows:

	1Q15

	Cost of products sold	SG&A	Acquired IPR&D	Interest expense, net	Net foreign exchange loss/(gain)
As reported (GAAP)	$942	$1,473	$127	$126	$164

Adjusted for specified items:
Intangible asset amortization	(68)	--	--	--	--
Separation costs	(3)	(101)	--	--	--
Acquired IPR&D	--	--	(127)	--	--
Shire termination	--	--	--	--	(170)
Other	(9)	(27)	--	(59)	--
As adjusted (non-GAAP)	$862	$1,345	--	$67	($6)

3.                    The adjusted tax rate for the first quarter of 2015 was 22.3 percent, as detailed below:

	1Q15
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$1,396	$374	26.8%
Specified items	564	63	11.2%
As adjusted (non-GAAP)	$1,960	$437	22.3%